Exhibit 10.2

*** Certain information in this document has been excluded pursuant to Regulation S-K, item 601(b)(10). Such excluded information is not material and is information that the company treats as private or confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

Amended and Restated Option Agreement

This Amended and Restated Option Agreement (“Agreement”) is entered into this 3rd day of July, 2024 (the “Effective Date”) by and among:

Perception Group Inc., a corporation incorporated and organized under the laws of Canada, having its registered seat at [***], with Ontario Corporation Number 2821350 (“Perception Group”), represented by [***], which consists of the following subsidiaries, for itself and on behalf of its subsidiaries:

(a)	Perception TVCDN Ltd., a private limited company incorporated and organized under the laws of the United Kingdom, having its registered seat at [***] (“Perception TV”); and

(b)	FORA, FOrum RAčunalnigštva, d.o.o., a limited liability company incorporated and organized under the laws of the Republic of Slovenia, having its registered seat at [***] (“FORA”);

(Perception Group, Perception TV and FORA, collectively referred to as “Perception” or “Perception Entities”); and

WorldConnect Technologies, L.L.C., a limited liability company organized under the laws of [***], having its registered seat at [***] (“WCT” or “Grantee”).

(each, a “Party” and, collectively, the “Parties”).

WHEREAS, the Parties are parties to that certain Option Agreement, dated February 5, 2024 (the “Prior Agreement”);

WHEREAS, pursuant to Section 10(e) of the Prior Agreement, the Parties constitute all of the parties required to consent to the amendment and restatement of the Prior Agreement, and desire to amend and restate the Prior Agreement in its entirety and to accept the rights and obligations created pursuant to this Agreement in lieu of the rights and obligations granted under the Prior Agreement;

WHEREAS, Perception Group and WCT entered into a non-binding term sheet on July 31, 2023, as modified by an Extension Agreement effective as of January 25, 2024 (the “Term Sheet”) and now desire to enter into definitive and binding agreements to document agreements they have reached regarding certain transactions contemplated by the Term Sheet; and

WHEREAS, Grantee desires to obtain, and Perception is willing to grant, (i) an option to purchase a copy of the Source Code for the Software and obtain a perpetual license to retain, use, and commercialize the Source Code on the terms set forth in this Agreement and in a Source Code Purchase and Sale Agreement to be negotiated by the Parties (the “Purchase Agreement”); (ii) an option to enter into an agreement with Perception on the terms set forth in this Agreement and in a Support and Maintenance Agreement to be negotiated by the Parties (the “Support and Maintenance Agreement”); (iii) an option to purchase the assets of Perception on the terms set forth in this Agreement, including a right of first refusal as specified herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that the Prior Agreement shall be amended and restated in its entirety as set forth herein, and the Parties further agree as follows:

1.	Grant of Source Code and Support and Maintenance Options; Manner of Exercise.

(a)         Source Code Option and Purchase Agreement. Perception hereby grants to Grantee the irrevocable right and option to enter into a Purchase Agreement with Perception and thereby to obtain, on the terms set forth in the Purchase Agreement (i) a copy of the Source Code for the Software, and (ii) an irrevocable, non-exclusive, worldwide, perpetual right and license to forever retain, copy, reproduce, modify, use, create Modifications and derivative works of, display, distribute, perform, compile, execute, sublicense, and otherwise exploit the Source Code and all resulting compiled software for commercial exploitation and commercialize the Source Code, subject to the terms and limitations stipulated in a Purchase Agreement (the “Source Code Option”). Such terms and limitations shall include: (x) the establishment of a special-purpose entity (“SPE”) as a wholly-owned subsidiary of Grantee and whose sole business activity shall be to hold the Source Code and the license in relation to the Source Code; (y) except as contemplated and permitted by this Agreement, a prohibition on Grantee’s sub-license of the use of the Source Code without Perception’s prior written consent; and (z) commercial reasonably terms governing the future sale or transfer of the SPE or sale or sublicensing of the intellectual property, including Perception’s interest in a share of the profits derived therefrom. “Modification” means any modifications, changes, revisions, enhancements, corrections of defects, fixes, workarounds, improvements, upgrades, new releases, or changes in functionality to the Source Code made after the execution and delivery of this Agreement, whether or not issued in a formal update, upgrade, or release.

The Purchase Agreement shall provide for payments (collectively, the “Purchase Price”) from Grantee to Perception as follows:

i.	Due on the Activation Date (as that term is defined below): $7,000,000.00

ii.	Due on the one (1) year anniversary of the Activation Date: $5,000,000.00

iii.	Due on the two (2) year anniversary of the Activation Date: $5,000,000.00

iv.	Due on the three (3) year anniversary of the Activation Date: $500,000.00

The Purchase Agreement shall further provide that permanent ownership of a then-current copy of the Source Code for the Software, pursuant to the terms and limitations of the Purchase Agreement, shall be assigned to Grantee following the receipt by Perception of the full Purchase Price.

The Purchase Agreement shall provide that, should the Parties for any reasons not execute the Support and Maintenance Agreement, Grantee shall retain a perpetual option to purchase any future version of the Source Code at a price to be defined in the Purchase Agreement.

The Source Code Option has a term commencing on the Effective Date of this Agreement and ending on July 31, 2024.

(b)         Support and Maintenance Option. Perception hereby grants to Grantee the irrevocable right and option to enter into a Support and Maintenance Agreement with Perception and thereby to obtain, on the terms set forth in such Support and Maintenance Agreement, services from Perception (“Services”) that will assist Grantee in commercializing the Source Code to develop, launch, and grow the Platform (the “Support and Maintenance Option” and, together with the Source Code Option, the “Options”).

Such Services shall include, without limitation:

[***].

The Support and Maintenance Agreement shall provide that Grantee [***].

The Support and Maintenance Agreement shall further provide for [***] payments from Grantee to Perception in an amount equal to [***] which shall be set forth in the Support and Maintenance Agreement based on commercial terms already provided by Perception.

The initial term of the Support and Maintenance Agreement shall be [***], provided, however, that the Support and Maintenance Agreement shall be terminable following the uncured material breach by either Party, including if Perception loses the services of certain key personnel, to be specified in such Support and Maintenance Agreement, such that Perception is no longer able to satisfy its obligations thereunder.

In order to protect the legitimate business interests of Perception, the Support and Maintenance Agreement shall further require Grantee to covenant with Perception that, for the duration of the initial term of such Support and Maintenance Agreement, Grantee and its Affiliates agree not to, without Perception’s written consent, directly or indirectly solicit, or attempt to solicit, or engage or otherwise facilitate the employment or engagement of any Restricted Person.

The Support and Maintenance Option has a term commencing on the date of this Agreement and ending on July 31, 2024. For the avoidance of doubt, the Parties acknowledge and agree that the Support and Maintenance Option may only be exercised if the Source Code Option is exercised.

(c)          Timing and Manner of Exercise. Grantee may exercise the Options by providing to Perception a timely notice of exercise in the form attached hereto as Exhibit A (a “Notice of Exercise”). To be timely, a Notice of Exercise must be delivered to Perception no later than July 31, 2024. In order to facilitate prompt execution of the Option(s), the Parties agree to negotiate and draft execution versions of the Purchase Agreement and Support and Maintenance Agreement as soon as practicable, and in any event within thirty (30) days of the Effective Date of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, if Perception and Grantee (on the basis of their full and complete discretion) have not mutually agreed on the provisions of execution versions of both the Purchase Agreement and Support and Maintenance Agreement within such thirty-day period, and confirmed such agreement in writing, the Options shall expire on the last day of such period (unless extended by mutual written agreement of the Parties). Subject to the previous sentence, immediately following Perception’s receipt of a timely Notice of Exercise, the Parties shall execute a Purchase Agreement and, as applicable, a Support and Maintenance Agreement. Prior to executing the Source Code Option, Grantee may request, and Perception shall provide, to a commercially reasonable extent and subject to appropriate confidentiality protections, access by Grantee to the Source Code solely for the purpose of confirming the accuracy and completeness of the Specifications. On the date on which the closing of the transactions contemplated by that certain Asset Purchase Agreement between TMTG, Grantee, WorldConnect IPTV Solutions, LLC, and JedTec, L.L.C, dated as of the date hereof, take place, and TMTG acquires substantially all of the assets of Grantee, including Grantee’s rights and obligations under this Agreement. (such date, the “Activation Date”), Perception shall deposit a current version of the Source Code for the Software, and Grantee shall deposit $7,000,000, with an escrow agent reasonably agreed by the Parties (the “Escrow Agent”) pursuant to an escrow agreement executed by each of the Parties and the Escrow Agent, in form and substance satisfactory to each of the Parties (the “Escrow Agreement”). None of the Parties shall unreasonably withhold or delay its approval of the Escrow Agreement, which shall provide for release of the $7,000,000 to Perception within three (3) Business Days following the Activation Date and for the release of the Source Code to Grantee within three (3) Business Days following the Grantee’s payment in full of the Purchase Price. Prior to the release of the Source Code, Perception will provide an updated version of the Source Code to the Escrow Agent. The Purchase Agreement shall address Grantee’s access to the Source Code, if any, during the period in which the Source Code is in escrow pursuant to the foregoing.

2.	Asset Purchase Option.

(a)          Perception hereby grants to Grantee an irrevocable right and option to purchase the assets of Perception (“Asset Purchase Option”) exercisable at any time prior to the second anniversary of the Activation Date (the “Option Term”) at a price determined by an equitable valuation of Perception which is acceptable to the Parties.

(b)          If Grantee elects to exercise the Asset Purchase Option, Grantee shall give Perception a written notice (a “Valuation Notice”) during the Option Term, identifying a proposed purchase price for Perception’s assets (the “Grantee-Proposed Asset Purchase Price”) and Perception shall then provide to Grantee, within [***] as of receipt of the Valuation Notice, a written notice identifying Perception’s proposed purchase price for Perception’s assets (the “Perception-Proposed Asset Purchase Price”).

(c)          Upon receipt of Valuation Notice, Perception shall have [***] to accept or reject the Grantee-Proposed Asset Purchase Price, or, in its discretion, ask Grantee to identify a valuation expert it proposes to conduct the valuation. Perception and Grantee may decide to prolong the initial [***] for a further [***] to conduct negotiations in relation to the Grantee-Proposed Asset Purchase Price, following which Grantee shall have the possibility to increase the Grantee-Proposed Asset Purchase Price and Perception shall then have [***] days to accept or reject the amended Grantee-Proposed Asset Purchase Price.

(d)          If Parties do not reach an agreement in relation to the Purchase Price, Perception may ask Grantee to identify a valuation expert it proposes to conduct the valuation. If the Grantee’s proposed valuation expert is acceptable to Perception, the Parties shall jointly retain that expert to perform the valuation. If the Grantee’s proposed valuation expert is not acceptable to Perception, Perception shall propose a different valuation expert. If Perception’s proposed valuation expert is acceptable to Grantee, the Parties shall jointly retain that expert to perform the valuation. If the Parties do not agree on a mutually acceptable valuation expert within [***] following the date of a Valuation Notice, then either Party may require that an independent valuation expert (i.e., an expert having had no prior material business relationship with either Party for the prior [***]) (“Independent Expert”) be appointed to serve as the valuation expert by the New York City Office of the American Arbitration Association (“AAA”) in accordance with the then-existing Expedited Procedures of the Commercial Arbitration Rules of the AAA. The Independent Expert shall have past experience in producing market comparison valuations of assets directly comparable to assets to Perception.

(e)         Once a valuation expert has been selected, the Parties shall provide to the valuation expert all information reasonably requested by the valuation expert and shall instruct the valuation expert to deliver to the Parties its written conclusion of value of Perception’s assets on a cash-free, debt-free basis within [***] of its appointment.

(f)         The valuation of Perception’s assets by the valuation expert shall be conclusive and binding on the Parties and shall establish the purchase price for Perception’s assets (“the Valuation Expert Asset Purchase Price”), except in the situation where Party’s respective proposed purchase prices deviate by more than [***] from that Party’s proposed purchase price. In that case such Party may withdraw from the Asset Purchase Option.

(g)         If Grantee desires to exercise the Asset Purchase Option at the Grantee-Proposed Asset Purchase Price as accepted by Perception, or the Valuation Expert Asset Purchase Price as determined by the valuation expert, Grantee shall give Perception written notice (“Purchase Notice”) within [***] following Grantee’s receipt of Perception’s written acceptance of the Grantee-Proposed Asset Purchase Price or the valuation expert’s written conclusion of value. The Purchase Notice shall specify a date for the closing of the sale and purchase of Perception’s assets, which date shall be not more than [***] following the date of the Exercise Notice.

3.	Grant of Right of First Refusal.

(a)         In the event that Perception receives a bona fide written offer from an unaffiliated third party (an “Offeror”) for the purchase of all or substantially all of any of the Perception Entities’ assets or majority (i.e. more than 50%) of any of the equity interests in the Perception Entities, which Perception desires to accept (an “Offer”) then, Grantee shall have a right of first refusal to purchase, exercisable within [***] of its receipt of the Offer, all such assets or equity interests at the price and on the terms set forth in the Offer (the “ROFR”). The ROFR shall have a term commencing on the Activation Date and shall expire on the second anniversary of the Activation Date.

(b)         Upon receipt of an Offer, prior to any transfer of the assets or equity interests to the Offeror, Perception shall give Grantee written notice (an “Offer Notice”) containing each of the following:

(i)            [***];

(ii)           [***]; and

(iii)          Perception’s offer (a “Perception Offer”) to sell the assets or equity interests in question to Grantee for a price and on the terms contained in the Offer (the “ROFR Purchase Price”).

(c)         A Perception Offer shall be and remain irrevocable for a period (the “Offer Period”) [***] following the date the Perception Offer is given to Grantee. At any time during the Offer Period, Grantee may accept the Perception Offer by giving written notice to Perception of its acceptance (a “ROFR Acceptance Notice”). If Grantee accepts the Perception Offer, the ROFR Acceptance Notice shall fix a closing date for the purchase, which shall not be earlier than [***] after the expiration of the Offer Period.

(d)         If Grantee rejects the Perception Offer or fails to accept the Perception Offer (within the time and in the manner specified in this Section), then Perception shall be free for a period (the “Free Transfer Period”) [***] after the expiration of the Offer Period to transfer the assets or equity interests in question to the Offeror, for the same price and on the same terms and conditions as set forth in the Offer. If Perception does not transfer the assets or equity interests in question to the Offeror within the Free Transfer Period, Perception’s right to transfer such assets or equity interests to the Offeror pursuant to this Section shall cease and terminate and any new offer received by Perception shall be subject to the ROFR in accordance with the provisions of this Section.

(e)         Any transfer by Perception of such assets or equity interests after the last day of the Free Transfer Period or without strict compliance with the terms, provisions, and conditions of this Section and the other terms, provisions, and conditions of this Agreement, shall be null and void and of no force or effect.

4.	Purchase of Perception Assets or Equity Interests

(a)         The sale and purchase of assets or equity interests pursuant to Section 2 above shall be on a cash-free, debt-free basis, free of any liens or encumbrances. The sale and purchase of assets or equity interests pursuant to Section 3 above shall be made at the price and on the terms set forth in the Offer.

(b)        The agreement for the sale and purchase of Perception’s assets will provide for the Parties to make typical representations, warranties and covenants to each other, including, without limitation, as to organization, qualification and good standing of the parties; equity and debt capitalization; due authorization; enforceability; obtaining third-party consents or approvals; ownership of intellectual property; absence of liens or encumbrances; absence of litigation; compliance with laws and regulations; absence of conflicts with other agreements to which Perception is a party; employee relations; payment of taxes; confidentiality; non-solicitation and non-competition; and indemnification for breach of representations and warranties.

(c)          [***] of the applicable purchase price shall be held in escrow, at Grantee’s costs, for one year following the date for the closing of the sale and purchase of Perception’s assets to satisfy any indemnification obligations of Perception under the asset purchase agreement.

(d)          Grantee shall pay the applicable purchase price in immediately available funds on the date for the closing of the sale and purchase of Perception’s assets.

5.	Non-Competition

In order to protect the legitimate business interests of Grantee, for a period of five (5) years from the Activation Date, Perception hereby covenants and agree not to use or permit others for any purpose that competes, in the United States, with the Platform or Grantee’s commercialization of the Source Code as contemplated by this Agreement and further specified in the Purchase Agreement.

Notwithstanding the above, Perception shall for the territory of the United States retain the right to propose new business opportunities that involve the use of the infrastructure and software acquired under this Agreement for delivery in the US. In the event of such a proposal, the Grantee shall have the right to review and assess whether the proposed business opportunity directly competes with the interests of the Grantee.

In relation to the above, if the Grantee determines, in its sole discretion, that the proposed business opportunity is directly competitive, the Grantee may exercise a written veto right, preventing Perception from pursuing such opportunity independently. In the event of a veto, the Parties agree to further negotiate in good faith the terms, if any, under which the proposed business opportunity may be pursued to the mutual benefit of the Parties.

If the Grantee does not exercise its veto right within thirty (30) Business Days of receiving the proposal, Perception may proceed with the proposed business opportunity under an arrangement whereby Perception would receive 40% of the revenues and Grantee would receive 60% of the revenues in consideration of the use of the Source Code and server infrastructure.

The non-competition obligation under this Section 5 shall terminate if the Options expire unexecuted by Grantee or if the Support and Maintenance Agreement expires or is terminated in accordance with its terms.

6.	Assignment.

Neither Party may sell, transfer or assign its rights or obligations under this Agreement without the prior written consent of the other Party; provided, however, that Grantee shall have the right to assign its rights, options and obligations under this Agreement to WCTN, TMTG or any Affiliate of TMTG, WCTN, or the SPE (each, a “Permitted Assignee”), and that each Permitted Assignee shall have the right to assign its rights, options and obligations under the Agreement to any other Permitted Assignee, without the prior written consent of Perception. In the event of such sale, transfer or assignment, the Permitted Assignee shall be deemed the Grantee hereunder and shall assume all of the rights, options obligations of Grantee under this Agreement. Grantee may not sell, transfer, assign or sublicense the Source Code acquired by Grantee to any person or entity other than a Permitted Assignee without the prior written consent of Perception. Grantee may not sell, transfer, or assign an ownership interest in the SPE to any person or entity other than a Permitted Assignee without the prior written consent of Perception.

7.	Confidentiality.

From time to time during the term of this Agreement, either Party (as the “Discloser”) may disclose or make available to the other Party (as the “Recipient”) information about its business affairs, products, services, confidential intellectual property, trade secrets, third-party confidential information and other sensitive or proprietary information, whether orally or in visual, written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential” (collectively, “Confidential Information”). Confidential Information shall not include information that, at the time of disclosure: (i) is or becomes generally available to the public other than as a result of any breach of this Section 7 by the Recipient or any of its Representatives; (ii) is obtained by the Recipient or its Representatives on a non-confidential basis from a third-party that, to the Recipient’s knowledge, was not legally or contractually restricted from disclosing such information; (iii) the Recipient establishes by documentary evidence, was in the Recipient’s or its Representatives’ possession prior to disclosure by the Discloser hereunder; (iv) the Recipient establishes by documentary evidence, was or is independently developed by the Recipient or its Representatives without using of any of the Discloser’s Confidential Information; or (v) is required to be disclosed under applicable federal, state, or local law, regulation, or a valid order issued by a court or governmental agency of competent jurisdiction. The Recipient shall: (A) protect and safeguard the confidentiality of the Discloser’s Confidential Information with at least the same degree of care as the Recipient would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (B) not use the Discloser’s Confidential Information, or permit it to be accessed or used, for any purpose other than to perform its obligations under this Agreement; and (C) not disclose any such Confidential Information to any person or entity, except to the Recipient’s Representatives who need to know the Confidential Information to assist the Recipient, or act on its behalf, to exercise its rights or perform its obligations under the Agreement. The Recipient shall be responsible for any breach of this Section 7 caused by any of its Representatives.

8.	Representations and Warranties of Perception. Perception hereby represents and warrants to Grantee that as of the Effective Date:

(a)          Perception Group is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Ontario, Canada.

(b)          Perception TV is a private limited company duly incorporated, validly existing and in good standing under [***].

(c)          FORA is a limited liability company incorporated and organized under [***].

(d)         Perception has the right and all power and authority to enter into and perform this Agreement and to fulfil all obligations arising from this Agreement.

(e)         When executed, this Agreement shall constitute legal, valid, and binding obligations of Perception, enforceable in accordance with its terms.

(f)          By execution and performance of this Agreement Perception will not result in a breach of any contract to which Perception is a party or by which it is bound.

9.	Representations and Warranties of Grantee. Grantee hereby represents and warrants to Perception that as of the Effective Date:

(a)         Grantee is a limited liability company existing and organized under [***].

(b)         Grantee has the right and all power and authority to enter into and perform this Agreement and to fulfil all obligations arising from this Agreement.

(c)         When executed, this Agreement shall constitute legal, valid, and binding obligations of Grantee, enforceable in accordance with its terms.

(d)         By execution and performance of this Agreement Grantee will not result in a breach of any contract to which Grantee is a party or by which it is bound.

10.	Miscellaneous.

(a)         Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

(b)        Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified (whether by courier or e-mail) or one (1) Business Day following timely deposit with a reputable international overnight courier with overnight delivery instructions at the address of the party set forth below or at such other address as such party may designate by ten (10) days’ advance written notice to the other Parties pursuant to these provisions.

If to Perception:	[***]

If to Grantee:	[***]

with a copy to (which shall not constitute notice):	[***]

(c)         Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(d)         Entire Agreement. This Agreement (including the exhibits and schedules hereto and thereto constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, including the Term Sheet, with respect to such subject matter. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force and effect.

(e)         Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless expressly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(f)          Governing Law; Waiver of Jury Trial; Jurisdiction. This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Florida. The Parties irrevocably agree that the Florida state and federal courts sitting in Sarasota, Florida shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

(g)         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

Signature page to Amended and Restated Option Agreement

IN WITNESS WHEREOF, each of the Parties, individually or by its duly authorized representative, has caused this Agreement to be executed, to be effective as of the Effective Date.

Perception Group Inc.

By:	[***]
Name:	[***]
Title:	Chief Executive Officer

Perception TVCDN Ltd.

By:	[***]
Name:	[***]
Title:	Chief Executive Officer

FORA, Forum RAčunalnigštva, d.o.o.

By:	[***]
Name:	[***]
Title:	Director

WorldConnect Technologies, L.L.C.

By:	[***]
Name:	[***]
Title:	Chief Executive Officer

[***] and [***], in their capacity as the majority shareholders of Perception, acknowledge and confirm execution of this Agreement;

/s/ [***]
[***] individually

/s/ [***]
[***] individually

ANNEX 1

DEFINITIONS

1.	Affiliate means a person that directly, or indirectly through one or more intermediaries, owns or controls, is owned or is controlled by, or is under common ownership or control with, another person. As used herein, “control” means the power to direct the management or affairs of a person, and “ownership” means the beneficial ownership of at least 10% of the voting securities of the person. As used herein, “person” means any corporation, limited or general partnership, limited liability company, joint venture, association, organization or other entity.

2.	Business Day means a day other than a Saturday, Sunday, or public holiday in the State of Louisiana when national banks in New York City, New York are open for business.

3.	Platform means the proposed internet TV service under development by Grantee, including both a standalone application and the integration of video streaming utilizing the Source Code into TMTG’s existing social media service.

4.	Restricted Person means any firm, company or person employed or engaged by Perception or any Perception’s Affiliate, who has been engaged in relation to the Software and/or Source Code either as principal, agent, employee, independent contractor or in any other form of employment or engagement.

5.	Software means the software to be used with and for the Platform.

6.	Source Code means all source code for the Software as per Specifications, including but not limited to all logic, logic diagrams, flowcharts, algorithms, routines, sub-routines, utilities, modules, file structures, coding sheets, coding, functional specifications, and program specifications comprising or contained in the Software whether in eye readable or machine readable form, excluding, for the avoidance of doubt, any open source code that is not owned by Perception.

7.	Specifications means the document detailing the specifications of the Source Code, attached hereto as Exhibit B, as such document may be modified for the purposes of powering the Platform.

8.	TMTG means Trump Media & Technology Group Corp., a corporation incorporated and organized under the laws of the State of Delaware, having its registered seat at 401 N. Cattlemen Rd., Suite 200, Sarasota, Florida, United States of America.

9.	WCTN means WCT Newco, Inc., a corporation incorporated and organized under the laws of the State of Delaware, having its registered seat do Lippes Matthias LLP, 50 Fountain Plaza, Suite 1700, Buffalo, New York, United States of America.

EXHIBIT A

FORM OF NOTICE OF EXERCISE

July 3, 2024

Perception Group Inc.
[***]

Re: Exercise of Options

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Option Agreement dated July 3, 2024 by and among Perception Group Inc., Perception TVCDN Ltd., FORA, FOrum RAčunalnigštva, d.o.o., and WorldConnect Technologies, L.L.C. (the “Option Agreement”). Capitalized terms used but not defined in this letter shall have the meanings assigned to them in the Option Agreement.

The undersigned, as the Grantee under the Option Agreement, hereby irrevocably exercises the Options to purchase a copy of the Source Code and to enter into the Purchase Agreement and the Support and Maintenance Agreement.

Attached hereto are the Purchase Agreement and the Support and Maintenance Agreement, duly executed on behalf of the Grantee. We hereby demand that the Sellers execute and deliver to the Grantee the Purchase Agreement and the Support and Maintenance Agreement, duly executed on behalf of the Sellers, within three (3) Business Days of the date of this letter.

Yours truly,

EXHIBIT B

SPECIFICATIONS